Exhibit 10.19

ADDENDUM NUMBER 1
to
LW AIR I LEASE/MANAGEMENT AGREEMENTS

THIS ADDENDUM NUMBER 1 (“Addendum”) is made this 22nd day of January, 2010, between Avantair, Inc. (“Lessee”) and LW Air I, LLC (“Lessor”);

WHEREAS Lessee and Lessor have previously entered into an Aircraft Lease Agreement dated October 19, 2009, an Aircraft Management Agreement dated October 19, 2009, and a Cross Lease Exchange Agreement dated October 19, 2009, with other exhibits (the “Lease/Management Agreements”;

WHEREAS, the Lease/Management Agreements pertain to a particular Piaggio P-180 aircraft with serial number 1181 and U.S. Registration No. N189SL (the “Aircraft”);

WHEREAS Lessee and Lessor now desire to amend said Lease/Agreements,

FOR CONSIDERATION of the mutual promises, agreements and understandings contained in the Lease/Management Agreements; Lessee and Lessor (“the parties”) agree as follows:

Lessor and Lessee acknowledge and agree that when Lessee is in possession of the Aircraft during the term of the Aircraft Management Agreement, Lessee shall at all times retain operational control of the Aircraft and possession, command and control thereof and holds sole authority over initiating, conducting, or terminating a flight.  While operating the Aircraft, Lessee also agrees that they shall comply with the rules and regulations of Part 135 of the FAR’s, regardless if the Aircraft is being operated pursuant to FAR Part 91K by a fractional co-owner in Lessee’s fractional aircraft program.

Further, Lessee acknowledges and agrees that they have fully reviewed OpSpec A008 and shall comply with all provisions of this document while operating the Aircraft.  Further, both parties agree that Lessor shall have no right to reject any flight crewmember for any reason or no reason so that it may violate any provisions of Part 135 of the FAR’s and OpSpec A008.

To the extent that there is any inconsistency with the description of operational control in any of the documents that make up the Lease/Management Agreements, this Addendum shall prevail.

Except as provided in this Addendum, all terms and conditions of the Lease/Management Agreement are hereby ratified and confirmed by the parties.

IN WITNESS WHEREOF, the parties have executed this Addendum of the Lease/Management Agreements on the date first above written.

LW Air I, LLC		Avantair, Inc.

By:	/s/ Lorne Weil	By:	/s/ Steven F. Santo
Title:		Title: